                                                                    Exhibit 23.2


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Bankers Trust New York Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 5, 1997, with respect to the supplemental consolidated balance sheet of Bankers Trust New York Corporation and Subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which appears in the Current Report on Form 8-K of Bankers Trust New York Corporation filed September 9, 1997.



                                                /s/ KPMG PEAT MARWICK LLP

                                                KPMG PEAT MARWICK LLP



New York, New York
September 24, 1997